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                                                                    Exhibit 10.2


                                NAVISITE, INC.
                              400 Minuteman Road
                         Andover, Massachusetts 01810

                               December 11, 2000

Fleet Capital Corporation
50 Kennedy Plaza
Providence, Rhode Island 02903

     Re:   Cash Collateral Agreement
           -------------------------

Ladies and Gentlemen:

     We refer to Lease Schedule No. 35076-00002 to Master Equipment Lease Agreement No. 35076 (such Master Equipment Lease Agreement is referred to herein as the "Master Lease") dated as of May 26, 2000, as amended by Amendment dated as of May 26, 2000 and a Second Amendment dated as of December 8, 2000, between Navisite, Inc., as lessee (the "Lessee" or "we") and Fleet Capital Corporation, as lessor (the "Lessor" or "you") (such Lease Schedule, as amended, which incorporates the terms of the Master Lease, together with all exhibits, schedules, addenda and riders, is hereafter referred to as the "Lease"). Capitalized terms which are used herein without definition and which are defined in the Lease shall have the respective meanings assigned to such terms in the Lease.

     On the date hereof, we have furnished to you a cash sum in the amount of $23,250,000 which has been deposited into an account with your affiliate, Fleet National Bank (the "Bank"), entitled "Fleet National Bank, as Collateral Trustee for Navisite, Inc. - Cash Collateral Account" Account #522137343-CL (the "Cash Collateral Account") and may from time to time deposit additional cash sums in such Cash Collateral Account, in each case, as cash collateral for the Obligations under the Lease. We agree that some or all of the funds from time to time in the Cash Collateral Account may be invested in money market mutual funds and time deposits, including, without limitation, certificates of deposit (such money market mutual funds, certificates of deposit or other time deposits being hereinafter referred to, collectively, as "Deposits"), designated by us and which are satisfactory to you. Interest earned on the Deposits, and the principal of the Deposits at maturity which is not invested in new Deposits, shall be deposited in the Cash Collateral Account. Such funds will not be commingled with other funds of the Lessee.

     We hereby acknowledge and agree that we shall have no right to withdraw any sums in the Cash Collateral Account or any Deposits or any proceeds of any thereof or to ask you or the Bank to part with physical possession of any of the evidences of Deposits constituting instruments until all Obligations under the Lease have been
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satisfied and paid in full in cash and the Lease has terminated or the Lessor in its sole discretion shall have instructed the Bank to release cash from the Cash Collateral Account to pay the Obligations or otherwise; provided that to the
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extent that the funds on deposit in the Cash Collateral Account exceed the amount required to be maintained thereon pursuant to Section 5A of the Master Lease (as incorporated into the Lease) under the heading "Affirmative
Covenants - 1. Cash Collateral" and no Event of Default has occurred and is continuing, the Lessee may request that the Lessor release any funds in excess of the required level, whereupon the Lessor shall direct the Bank to so release such excess funds.

     In order to secure our payment and performance in full of all of the Obligations under the Lease, we hereby assign and grant to you a security interest in and lien upon the Cash Collateral Account, all of the sums from time to time in the Cash Collateral Account, the Deposits, if any, and in any and all proceeds of any thereof, whether now or hereafter existing or arising. Upon our failure to pay any of the Obligations under the Lease as and when due and payable, then, without any demand or notice of any kind, you shall have the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts and, in addition, you shall be entitled to instruct the Bank to debit the Cash Collateral Account in the amount of such Obligations in default and transfer such funds to you and, to the extent that the amount of such Obligations in default exceeds the balance of the Cash Collateral Account, you may instruct the Bank to collect or redeem any Deposits issued by it for application to such Obligations, with any withdrawal penalties on any Deposits being considered a collection expense to be added to such Obligations. All the Lessor's rights and remedies hereunder shall be cumulative and in addition to all other rights and remedies, however existing or arising.

     If you so elect, you shall be entitled to file a photocopy of this agreement as a financing statement in any central or local Uniform Commercial Code filing offices where we have our chief executive office.

     The Lessee represents and warrants to the Lessor that this agreement has been authorized by all necessary corporate action, has been duly executed and delivered by the Lessee and is in full force and effect as of the date hereof, and the respective agreements and obligations of the Lessee contained herein constitute the legal, valid and binding obligations of the Lessee, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and to the fact that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     The Lessee agrees that at the request of the Lessor it will at Lessee's expense, promptly execute and deliver all further instruments and documents and take all
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further action that the Lessor may reasonably deem necessary or advisable in order to perfect or protect the security interest and lien granted hereunder.

     Any reasonable fees and disbursements of legal counsel to the Lessor in connection with the preparation, execution or enforcement of this agreement shall be for our account.

     This agreement shall be governed by the law of The Commonwealth of Massachusetts (without reference to conflicts of law) and shall be construed as a sealed instrument under such law.

     This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall be one agreement. No amendment to or waiver of this Agreement shall be effective unless signed by the Lessor and the Lessee.

     EACH OF THE LESSOR AND THE LESSEE WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY DISPUTE ARISING UNDER THIS AGREEMENT.

                    REMAINDER OF PAGE INTENTIONALLY OMITTED
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     Please indicate you agreement and acceptance of the foregoing by executing and returning to us the enclosed duplicate of this letter.

                                        Very truly yours,

                                        NAVISITE, INC.

                                        By: /s/ Kenneth W. Hale
                                            -----------------------------



AGREED to and ACCEPTED by:

FLEET CAPITAL CORPORATION

By: /s/ Kevin G. McGrath
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ACKNOWLEDGED and AGREED to by:

FLEET NATIONAL BANK, as Collateral Trustee

By: /s/ George A. Nicholson
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